[LETTERHEAD OF FARBER & HASS, LLP]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference of our report dated June 16, 2000, on the financial statements of Advanced Photonix, Inc. for the year ended March 26, 2000, in the Registration Statement on Form S-8 of Advanced Photonix, Inc. for the registration of 1,500,000 shares of Class A Common Stock under the 2000 Stock Option Plan.



/s/ Farber & Hass LLP
--------------------------------
Oxnard, California
March 13, 2001